Exhibit 10.40

ORAMED PHARMACEUTICALS INC.

Annual Report on Form 10-K

EXHIBIT [__].1

ENGLISH SUMMARY OF LOAN AGREEMENT

By and Among Oramed Ltd. and Tova Hochma Im Nachala Ltd. (as Lenders)

and Project Hafasga – Telefoniot HaHadasha Ltd. (as Borrower)

(Originally Executed in Hebrew)

Dated March 24, 2025

1. Note Regarding Foreign Language Document

This document constitutes an English-language summary of a Loan Agreement (the “Agreement”) originally executed in Hebrew on March 24, 2025. This summary is provided pursuant to Rule 306 of SEC Regulation S-T (17 C.F.R. § 232.306), which requires that any document filed in a foreign language be accompanied by either a complete English translation or an English-language summary of the material terms. The Registrant has elected to provide this summary in lieu of a complete translation. The original Hebrew-language Agreement is filed as a sub-exhibit hereto. In the event of any inconsistency between this summary and the original Hebrew text, the Hebrew text shall control.

2. Parties to the Agreement

2.1 Lenders

Lender	Details
Oramed Ltd.	Israeli Company No. 513976712 20 Mamilla Street, Jerusalem Signed by: Nadav Kidron and Nadav Kadron, authorized signatories

Tova Hochma Im Nachala Ltd.	Israeli Company No. 516473402 7 Hovevei Zion Street, Jerusalem Signed by: Emmanuel Ansbecker, authorized signatory

Oramed Pharmaceuticals Inc. | Form 10-K Exhibit | Page 1

2.2 Borrower

Borrower	Details
Project Hafasga – Telefoniot HaHadasha Ltd.	Israeli Company No. 516154549 4 Yitzhak (Ziko) Garziani Street, Tel Aviv Signed by: Director Aupkim Pines and signatory Shira Riyad

3. Principal Financial Terms

Term	Detail
Principal Amount	USD 27,650,000 (Twenty-Seven Million, Six Hundred and Fifty Thousand U.S. Dollars)

Currency	U.S. Dollars (not New Israeli Shekel)

Annual Interest Rate	12% per annum (“Interest Rate”), compounded annually

Minimum Interest Period	6 months — interest accrues for at least 6 months even if the loan is repaid earlier

Loan Commencement Date	Date on which all conditions precedent are satisfied and loan proceeds are transferred to the Borrower

Repayment Term	12 months from the Loan Commencement Date (the “Loan Repayment Date”)

Default Interest Rate	16% per annum on any overdue amounts

Oramed Portion	USD 22,650,000

Tova Hochma Portion	USD 5,000,000

4. Purpose of the Loan

The loan proceeds serve as partial consideration for a real estate purchase transaction (the “Sale Agreement”) entered into on October 15, 2024 between the Borrower and the Greek Orthodox Patriarchate of Jerusalem (the “Patriarchate”). Under the Sale Agreement, the Borrower agreed to purchase certain real property in Jerusalem for a total consideration of NIS 200,000,000. The first installment of the purchase price (NIS 100,000,000) is to be funded using the loan proceeds and remitted to the Patriarchate promptly following disbursement.

5. Subject Property

Registry Parameter	Detail
Land Registry District	Jerusalem

Block (Gush)	30288

Parcel (Chelka)	2

Total Area	Approximately 110,028 sq.m.

Sub-Parcel 2 (“Main Parcel”)	~48,906 sq.m. on the western side of Road 1045 / Hebron Road, Jerusalem

Sub-Parcel 4 (“Second Parcel”)	Parcel 1045, Sub-Parcel 739 — remainder of the land

Frontage	~16,285 sq.m. fronting Hebron Road (western side, Road 1045, pages 734)

Registered Owner	Greek Orthodox Patriarchate of Jerusalem (Mandatory-era registration)

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6. Disbursement Conditions

Disbursement of the loan principal is conditioned upon satisfaction of all of the following:

1.	Delivery by the Borrower of account details of the “Warning Lien Holders” (as defined in the Agreement);

2.	Confirmation by the Borrower’s bank that the warning lien account has been designated and is under the management of the Borrower;

3.	Receipt of lien registration documentation from the relevant banks in favor of the Lenders.

All payments shall be denominated in U.S. Dollars and converted to NIS at the Bank of Israel representative rate on the date of payment. The Lenders’ respective portions shall be held in separate accounts.

7. Security / Collateral

Security Type	Description
Share Pledge (First-Ranking)	Pledge of 100% of the issued share capital of the Borrower in favor of the Lenders, registered with the Companies Registrar. Replaces the prior pledge registered in connection with the Sale Agreement dated February 2, 2020 in favor of the Patriarchate (which is released concurrently).

First-Priority Mortgage	First-priority registered mortgage over the Subject Property (Section 5) in favor of the Lenders, filed with the Land Registry immediately upon execution. Covers all buildings, fixtures, and improvements thereon.

Fixed Charge on Assets (First-Ranking)	First-priority fixed charge over all present and future assets and revenues of the Borrower, registered with the Companies Registrar.

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8. Repayment and Prepayment

Full repayment of principal and interest is due within 12 months from the Loan Commencement Date.

Voluntary prepayment is permitted at any time, subject to: (i) a minimum interest period of 6 months; (ii) not less than 30 days’ prior written notice to the Lenders; and (iii) payment of minimum interest for the 6-month period in any case. Repayment to Oramed Ltd. is to be made to its USD account at Bank Discount; repayment to Tova Hochma Im Nachala Ltd. to its account at Bank Mizrahi-Tefahot.

9. Events of Default and Acceleration

Event	Consequence
Non-Payment at Maturity	Lenders may accelerate. Must give 14 days’ written notice before exercising remedies.

Challenge to Title / Sale Agreement	Borrower challenges the Sale Agreement or gives notice of cancellation to the Patriarchate.

Enforcement / Receivership	Foreclosure or enforcement initiated against the Property, or attachment of Borrower’s assets.

Combination / Change of Control	If Borrower enters a combination transaction that the Lenders have not consented to.

Default Interest	16% per annum on any overdue amount from the date of default until actual repayment.

10. Transfer of Rights

The Lenders are aware that the Borrower intends to prepay the loan in connection with a combination transaction with a third party. Upon full repayment, the Lenders shall release all security interests. The Borrower may not assign its rights or obligations without the prior written consent of the Lenders. The Lenders shall not unreasonably withhold consent to transfer of the security package to the combination entity, subject to the Borrower’s compliance with all terms of the Agreement.

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11. General Provisions

Provision	Summary
Governing Law	Laws of the State of Israel

Jurisdiction	Courts of Jerusalem having jurisdiction over the Subject Property

Amendment	No amendment valid unless in writing and signed by all parties

Notices	Registered mail to addresses in the Agreement; deemed received 3 business days after dispatch

Non-Waiver	No waiver enforceable unless in writing

Power of Attorney	Constitutes an irrevocable power of attorney (beli chazar) under Section 91 of the Israeli Law of Contract (General Part), 1973, notarized before Asaf Ulami, Notary (License No. 70329)

12. Annexes to the Original Agreement

Annex	Content
Annex A	Land Registry extract — Block 30288, Parcel 2, Jerusalem

Annex B	Request for registration of Warning Lien (Hera’at Azhara) and mortgage obligations

Annex C	Irrevocable Power of Attorney for cancellation of the Warning Lien

Annex D	Confirmation of Lender bank account details (Bank Discount / Bank Mizrahi-Tefahot)

Annex E	Intention letters from Warning Lien Holders

Annex F	Confirmation of account details of the Patriarchate and Warning Lien Holders

Annex G	Corporate and charges forms (Registrar of Companies) for both Lenders and the Borrower, including Debt Certificate (Ageret Chov)

* * *

This summary has been prepared by the Registrant based on the original Hebrew-language Agreement. In the event of any inconsistency between this summary and the original Hebrew text, the Hebrew text shall control.

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